EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to (i) the incorporation by reference in this registration statement of our report dated January 22, 1999 included in Neose Technologies, Inc.'s Form 10-K for the year ended December 31, 1998, (ii) our report dated January 28, 2000 included in this registration statement, and (iii) all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Philadelphia, PA
February 11, 2000